UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2014

GLADSTONE LAND CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 29, 2014, Gladstone Land Corporation, through Gladstone Land Limited Partnership, its wholly-owned operating partnership (collectively, the “Company”), closed on the acquisition of two farms in Ventura County, California, consisting of approximately 332 gross acres (the “Property”). The Company acquired the Property for a purchase price of approximately $24.6 million, exclusive of closing costs, from Oxnard Plains, LLC, and Santa Clara Plains, LLC (collectively, the “Sellers”), funded by a disbursement on the Company’s long-term note payable with Metropolitan Life Insurance Company. The Sellers are not related parties to the Company and do not have a material relationship with the Company. The Property is irrigated cropland that is farmed for berries and vegetables.

The Company previously announced its entry into the agreement to acquire the Property under Item 1.01 on Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 12, 2014.

Item 7.01. Regulation FD Disclosure.

On October 30, 2014, the Company issued a press release announcing the acquisition of the Property. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

•	Report of Independent Auditors

•	Historical Statement of Revenues and Certain Operating Expenses for the Year ended December 31, 2013, and Unaudited Historical Statement of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2014

•	Notes to Historical Statements of Revenues and Certain Operating Expenses

(b)	Unaudited Pro-forma Condensed Consolidated Financial Information.

•	Unaudited Pro-forma Condensed Consolidated Balance Sheet as of September 30, 2014

•	Unaudited Pro-forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013

•	Unaudited Pro-forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2014

•	Notes to Unaudited Pro-forma Condensed Consolidated Financial Statements

(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement of Purchase and Sale, by and between Gladstone Land Corporation, as purchaser, and Oxnard Plains, LLC, and Santa Clara Plains, LLC, collectively as sellers, dated August 11, 2014

99.1	Press Release issued by Gladstone Land Corporation on October 30, 2014

Report of Independent Auditors

To the Shareholders of Gladstone Land Corporation

We have audited the accompanying Historical Statement of Revenues and Certain Operating Expenses (the “Historical Statement”) of Santa Clara Avenue (the “Property”) for the year ended December 31, 2013.

Management’s Responsibility for the Financial Statements

Management of Gladstone Land Corporation (the “Company”) is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of the Property for the year ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

 /s/ PricewaterhouseCoopers LLP

McLean, Virginia

November 3, 2014

Santa Clara Avenue

Historical Statements of Revenues and Certain Operating Expenses

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
	(Unaudited)
OPERATING REVENUES:
Rental income	$912,271	$1,216,362

Total operating revenues	912,271	1,216,362
CERTAIN OPERATING EXPENSES:
Property operating expenses	183,872	239,371

Total certain operating expenses	183,872	239,371

TOTAL OPERATING REVENUES IN EXCESS OF TOTAL CERTAIN OPERATING EXPENSES	$728,399	$976,991

The accompanying notes are an integral part of these financial statements.

Santa Clara Avenue

Notes to Statements of Revenues and Certain Operating Expenses

Note 1. Business

The accompanying historical statements of revenues and certain operating expenses relate to the operations of Santa Clara Avenue (the “Property”), consisting of the revenue of two farms totaling approximately 332 gross acres located in Ventura County, California. Gladstone Land Corporation, through its wholly-owned operating partnership, Gladstone Land Limited Partnership (collectively, the “Company”), acquired the Property on October 29, 2014, for total consideration of approximately $24.6 million.

Note 2. Summary of Significant Accounting Policies

The accompanying historical statements of revenues and certain operating expenses were prepared for the purpose of complying with Rule 3-14 of Regulation S-X as promulgated by the Securities and Exchange Commission in connection with the Company’s acquisition of the Property. The historical statements are not representative of the actual operations of the Property for the periods presented, nor indicative of future operations; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information to not necessarily be indicative of future operating results. In addition, certain expenses, primarily amortization and interest expense, which may not be comparable to the expenses expected to be incurred by the Company in future operations of the Property, have been excluded. Additionally, the Company’s lease with the tenant is structured in such a way that the tenant is responsible for substantially all of the Property’s operating expenses other than property taxes. Except for property taxes, the Company does not expect to incur any significant operating expenses in the future operations of the Property, so those expenses have been excluded from these historical statements.

Revenue Recognition

The lease is accounted for as an operating lease, and revenue is recognized on a straight-line basis in accordance with the terms of the related lease.

Use of Estimates

The preparation of these historical statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

Note 3. Leases

On June 22, 2012, the Property entered into two 3-year lease agreements with a single tenant for the entire Property. Each lease expires on July 31, 2015, and provides for one 2-year renewal option.

As of December 31, 2013, aggregate future minimum rental payments to be received by the Property under these leases were as follows:

Year	Lease Payments
2014	$1,231,422
2015	615,711
Thereafter	—

Total	$1,847,133

Major Tenant

During the year ended December 31, 2013, and for the nine months ended September 30, 2014 (unaudited), the Property’s total rental revenue of $1.2 million and $0.9 million, respectively, was attributable to only one tenant.

Note 4. Unaudited Interim Statements

The historical statement of revenues and certain operating expenses for the nine months ended September 30, 2014, is unaudited. As a result, this interim historical statement should be read in conjunction with the historical statement and notes included in the December 31, 2013, historical statement of revenues and certain operating expenses. The interim historical statement reflects all adjustments which management believes are necessary for the fair presentation of the historical statement of revenue for the interim period presented. These adjustments are of a normal recurring nature. The historical statement of revenue for such interim period is not necessarily indicative of the results of the entire year.

Note 5. Subsequent Events

The Company evaluated all events that have occurred subsequent to December 31, 2013, through November 3, 2014, the date the historical statements were issued.

GLADSTONE LAND CORPORATION

UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 29, 2014, Gladstone Land Corporation, through its wholly-owned operating partnership, Gladstone Land Limited Partnership (collectively with Gladstone Land Corporation, the “Company”), acquired two farms totaling approximately 332 gross acres located in Ventura County, California (the “Property”), for approximately $24.6 million, exclusive of acquisition-related costs of approximately $77,000. The Company funded this acquisition with a disbursement under its long-term note payable with Metropolitan Life Insurance Company of $25.0 million. In evaluating the Property as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including location, water and soil quality, credit quality of the tenant, terms of the in-place lease, comparative land values and comparative rents. At closing, the Company assumed the existing leases on the Property with a tenant that has leased the Property for over two years. The assumed lease expires on July 31, 2015, and provides for annualized, straight-line rents of approximately $1.2 million.

The pro-forma condensed consolidated balance sheet as of September 30, 2014, and the pro-forma condensed consolidated statements of operations for the year ended December 31, 2013, and for the nine months ended September 30, 2014, have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the Securities and Exchange Commission. The pro-forma condensed consolidated balance sheet as of September 30, 2014, is presented as if the acquisition of the Property was completed on September 30, 2014. The pro-forma condensed consolidated statements of operations for the year ended December 31, 2013, and the nine months ended September 30, 2014, are presented as if the acquisition of the Property was completed on January 1, 2013. The pro-forma condensed consolidated balance sheet as of September 30, 2014, and the pro-forma condensed consolidated statements of operations for the year ended December 31, 2013, and for the nine months ended September 30, 2014, are not necessarily indicative of what the actual financial position and operating results would have been had the Property acquired in the current year been acquired on September 30, 2014, and January 1, 2013, respectively, nor do they purport to represent the Company’s future financial position or operating results.

The unaudited pro-forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of Gladstone Land Corporation and the accompanying notes thereto filed on Form 10-K for the year ended December 31, 2013, and on Form 10-Q for the nine months ended September 30, 2014, and the historical statements of revenues and certain operating expenses, filed in accordance with Rule 3-14 of Regulation S-X, of Santa Clara Avenue, for the year ended December 31, 2013, and for the nine months ended September 30, 2014. In the Company’s opinion, all adjustments necessary to reflect the effect of the Property acquired have been made.

GLADSTONE LAND CORPORATION

PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(UNAUDITED)

	Historical	Pro-forma Adjustments		Pro-Forma
ASSETS
Real estate, at cost	$117,118,271	$23,927,000	A	$141,045,271
Less: accumulated depreciation	(3,934,269)	—		(3,934,269)

Total real estate, net	113,184,002	23,927,000	A	137,111,002
Lease intangibles, net	761,178	665,000	A	1,426,178
Cash and cash equivalents	3,031,196	873,775	C,D	3,904,971
Restricted cash	2,285	—		2,285
Short-term investments	680,952	—		680,952
Deferred financing costs, net	996,223	—		996,223
Deferred offering costs	134,193	—		134,193
Other assets	1,831,396	(492,000)	B	1,339,396

TOTAL ASSETS	$120,621,425	$24,973,775		$145,595,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Mortgage notes payable	$53,845,598	$25,000,000	C	$78,845,598
Borrowings under line of credit	3,500,000	—		3,500,000
Accounts payable and accrued expenses	928,729	33,113	D	961,842
Due to related parties	448,138	—		448,138
Other liabilities	2,109,267	—		2,109,267

TOTAL LIABILITIES	60,831,732	25,033,113		85,864,845

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 20,000,000 shares authorized; 7,680,264 shares issued and outstanding at September 30, 2014	7,680	—		7,680
Additional paid in capital	64,545,787	—		64,545,787
Distributions in excess of earnings	(4,763,774)	(59,338)	D	(4,823,112)

TOTAL STOCKHOLDERS’ EQUITY	59,789,693	(59,338)		59,730,355

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$120,621,425	$24,973,775		$145,595,200

The accompanying notes are an integral part of these financial statements.

GLADSTONE LAND CORPORATION

PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

(UNAUDITED)

	Historical	Pro-forma Adjustments		Pro-Forma
OPERATING REVENUES:
Rental income	$4,027,687	$1,216,362	A	$5,244,049
Tenant recovery revenue	10,451	—		10,451

Total operating revenues	4,038,138	1,216,362		5,254,500

OPERATING EXPENSES:
Depreciation and amortization	722,455	251,911	B	974,366
Management fee	195,609	—		195,609
Incentive fee	41,037	—		41,037
Administration fee	194,464	—		194,464
Professional fees	615,879	—		615,879
Acquisition-related expenses	153,725	(30)	C	153,695
Property operating expenses	119,463	239,371	D	358,834
General and administrative expenses	679,090	—		679,090

Operating expenses before credits from Adviser	2,721,722	491,252		3,212,974
Credits to fees from Adviser	(41,037)	—		(41,037)

Total operating expenses, net of credits to fees	2,680,685	491,252		3,171,937

OPERATING INCOME	1,357,453	725,110		2,082,563

OTHER INCOME (EXPENSE):
Interest income	56,234	—		56,234
Other income	—	—		—
Interest expense	(1,118,640)	(825,000)	E	(1,943,640)

Total other expense	(1,062,406)	(825,000)		(1,887,406)
Net (loss) income before income taxes	295,047	(99,890)		195,157

Income tax provision	(1,519,730)	—	F	(1,519,730)

NET (LOSS) INCOME	$(1,224,683)	$(99,890)		$(1,324,573)

(LOSS) EARNINGS PER COMMON SHARE:
Basic and diluted	$(0.20)			$(0.21)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - basic and diluted	6,214,557			6,214,557

The accompanying notes are an integral part of these financial statements.

GLADSTONE LAND CORPORATION

PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2014

(UNAUDITED)

	Historical	Pro-forma Adjustments		Pro-Forma
OPERATING REVENUES:
Rental income	$4,828,033	$912,271	A	$5,740,304
Tenant recovery revenue	11,213	—		11,213

Total operating revenues	4,839,246	912,271		5,751,517

OPERATING EXPENSES:
Depreciation and amortization	1,065,769	188,933	B	1,254,702
Management fee	778,047	—		778,047
Incentive fee	—	—		—
Administration fee	276,157	—		276,157
Professional fees	453,861	—		453,861
Acquisition-related expenses	334,886	(17,694)	C	317,192
Property operating expenses	284,924	183,872	D	468,796
General and administrative expenses	591,359	—		591,359

Total operating expenses	3,785,003	355,111		4,140,114

OPERATING INCOME	1,054,243	557,160		1,611,403

OTHER INCOME (EXPENSE):
Interest income	10,945	—		10,945
Other income	9,587	—		9,587
Interest expense	(1,280,931)	(597,094)	E	(1,878,025)
Property and casualty recovery	46,456	—		46,456

Total other expense	(1,213,943)	(597,094)		(1,811,037)
Net (loss) income before income taxes	(159,700)	(39,934)		(199,634)

Income tax provision	(20,103)	—	F	(20,103)

NET (LOSS) INCOME	$(179,803)	$(39,934)		$(219,737)

(LOSS) EARNINGS PER COMMON SHARE:
Basic and diluted	$(0.03)			$(0.03)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - basic and diluted	6,555,539			6,555,539

The accompanying notes are an integral part of these financial statements.

GLADSTONE LAND CORPORATION

NOTES TO UNAUDITED PRO-FORMA

CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS

On October 29, 2014, Gladstone Land Corporation, through its wholly-owned operating partnership, Gladstone Land Limited Partnership (collectively with Gladstone Land Corporation, the “Company”), acquired two farms totaling approximately 333 gross acre of farmland located in Ventura County, California (the “Property”) for approximately $24.6 million, exclusive of acquisition-related costs of approximately $77,000. The Company funded this acquisition with a disbursement under its long-term note payable with Metropolitan Life Insurance Company (“MetLife”) of $25.0 million. At closing, the Company assumed the existing leases on the Property with a tenant that has leased the Property for over two years. The assumed lease expires on July 31, 2015, and provides for annualized, straight-line rents of approximately $1.2 million.

Adjustments to Unaudited Pro-forma Condensed Consolidated Balance Sheet

The unaudited pro-forma condensed consolidated balance sheet as of September 30, 2014, reflects the following adjustments:

(A)	The acquisition of the Property is reflected in the unaudited pro-forma condensed consolidated balance sheet of the Company at fair market value. A preliminary estimate of the values allocated to real estate and lease intangibles are shown in the table below. The allocation of the purchase price in the table below is based upon the Company’s best estimates and is subject to change based upon the final determination of the fair value of the assets and liabilities acquired.

Real estate:
Land and land improvements	$23,575,000
Buildings and improvements	96,000
Irrigation system	256,000

Total real estate, net	23,927,000

Lease intangibles:
In-place leases	328,000
Leasing costs	96,000
Tenant relationships	241,000

Total lease intangibles, net	665,000

Total	$24,592,000

The value allocated to buildings and improvements is depreciated using the straight-line method over the shorter of the estimated useful life or 39 years, and irrigation system improvements are depreciated over the estimated useful life. In-place lease values and leasing costs are amortized over the remaining, non-cancelable term of the in-place lease, and tenant relationships are amortized over the remaining, non-cancelable term of the in-place lease plus any anticipated renewal periods.

(B)	Good faith deposits on this Property were $492,000 and were deposited into escrow for the benefit of the seller, pursuant to the purchase and sale agreement. At closing, this deposit was applied against the purchase price.

(C)	In connection with the acquisition of the Property, the Company received a disbursement of $25.0 million under its long-term note payable with MetLife. The amount of funds disbursed in excess of the purchase price is reflected as an adjustment to Cash.

(D)	In connection with the acquisition of these properties, the Company has incurred total acquisition-related costs of approximately $77,000. Of this amount, approximately $18,000 was expensed or accrued for as of September 30, 2014, and thus is reflected in the Historical column of the Pro-Forma Condensed Consolidated Balance Sheet. The balance of acquisition-related costs recorded after September 30, 2014, of approximately $59,000 is reflected as a reduction of retained earnings. Of this amount, approximately $26,000 of these costs were paid at closing and are reflected as an adjustment to Cash; the remaining $33,000 was included as an adjustment to Accounts payable and accrued expenses. These adjustments are not included as a pro-forma adjustment in the Pro-Forma Condensed Consolidated Statements of Operations.

Adjustments to Unaudited Pro-forma Condensed Consolidated Statements of Operations

The adjustments to the pro-forma condensed consolidated statements of operations for the year ended December 31, 2013, and the nine months ended September 30, 2014, are as follows:

(A)	The pro-forma adjustment to rental income for the year ended December 31, 2013, consists of an adjustment of $1,216,362 to reflect the revenues recognized on a straight-line basis in the historical period.

The pro-forma adjustment to rental income for the nine months ended September 30, 2014, consists of an adjustment of $912,271 to reflect the revenues recognized on a straight-line basis in the historical period.

(B)	The pro-forma adjustments to depreciation and amortization expense are the Company’s estimates of the expenses that would have been recorded assuming the properties were acquired on January 1, 2013

(C)	The pro-forma adjustments to acquisition-related expenses for the year ended December 31, 2013, and the nine months ended September 30, 2014, are to remove the portion of acquisition-related costs that are directly attributable to the acquisition of the Property and are reflected in the historical Condensed Consolidated Statements of Operations for the year ended December 31, 2013, and the nine months ended September 30, 2014, respectively.

(D)	The pro-forma adjustments to property operating expenses reflect the aggregate impact of property taxes that would have been incurred relating to the Property for which the Company is responsible for payment. Annual property taxes for the Property for 2013 were approximately $239,000, and annual property taxes for 2014 are approximately $245,000.

(E)	The pro-forma adjustments to interest expense are the Company’s estimates of interest expense incurred on the mortgage note payable financing used to acquire the Property, assuming the respective debt was issued as of January 1, 2013. The Company funded the acquisition through a $25.0 million disbursement under its long-term note payable with MetLife, which is scheduled to mature in January 2029 and initially bears interest at a fixed rate of 3.50% per annum.

(F)	There were no pro-forma adjustments to our income tax provision. In the historical Condensed Consolidated Statements of Operations for both the year ended December 31, 2013, and the nine months ended September 30, 2014, the Company’s income tax provision consisted primarily of federal and state taxes due as a result of prior-year land transfers. These were fixed amounts owed and not based on taxable income; thus, a change in net income would not result in an adjustment to the income tax provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

November 3, 2014	By:	/s/ Lewis Parrish
Name: Lewis Parrish
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Agreement of Purchase and Sale, by and between Gladstone Land Corporation, as purchaser, and Oxnard Plains, LLC, and Santa Clara Plains, LLC, collectively as sellers, dated August 11, 2014

99.1	Press Release issued by Gladstone Land Corporation on October 29, 2014